                              ACQUISITION AGREEMENT

Agreement dated as of April 1, 2003 between MICROSIGNAL CORPORATION, a Nevada corporation ("MSGL/BUYER") on behalf of its shareholders, and EXXCODE, INC., a Nevada corporation ("EXX/SELLER") on behalf of its shareholders.

The parties wish to provide for Exxcode's sale of the Shares to MicroSignal and MicroSignal's purchase of the Shares from Exxcode under the terms and conditions of this Agreement.

The parties agree as follows:

     1. The Acquisition.

          1.1 Purchase and Sale Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, Exxcode shall sell the Shares to MicroSignal, and MicroSignal shall purchase the Shares from Exxcode, free and clear of all encumbrances.

          1.2 Purchase Price. Purchaser will exchange 25,000,000 newly issued shares of its restricted common stock for each share representing all of the outstanding capital stock or ownership interest of Exxcode. It is anticipated that this transaction will be a nontaxable event under section 368 of the IRS Code.

     2. The Closing.

          2.1 Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place in Las Vegas, Nevada no later than the close of business (PST) on April 7, 2003, or at such other place, date and time as the parties may agree in writing.

          2.2 Deliveries by Exxcode. At the Closing, Exxcode shall deliver the following to MicroSignal:

               (a) Certificates representing the Shares, duly endorsed for transfer to MicroSignal and accompanied by any applicable stock transfer tax stamps; Exxcode shall cause MicroSignal to change those certificates for, and to deliver to MicroSignal at the Closing, a certificate representing the Shares registered in the name of MicroSignal (without any legend or other reference to any Encumbrance).

               (b)  The documents contemplated by Section 3.


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

               (c) All other documents, instruments and writings required by this Agreement to be delivered by Exxcode at the Closing and any other documents or records relating to Exxcode's business reasonably requested by MicroSignal in connection with this Agreement.

          2.3 Deliveries by MicroSignal. At the Closing, MicroSignal shall deliver the following to Exxcode:

               (a)  The shares as contemplated by section 1.

               (b)  The documents contemplated by Section 4.

               (c) All other documents, instruments and writings required by this Agreement to be delivered by MicroSignal at the Closing.

     3.   Conditions to MicroSignal's Obligations.

The obligations of MicroSignal to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by MicroSignal:

          3.1  Representations, Warranties and Agreements.

               (a) The representations and warranties of Exxcode set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) Exxcode shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

          3.2 Resignations of Directors. All directors of MicroSignal, and its Subsidiaries whose resignations shall have been requested by Exxcode before the Closing Date shall have submitted their resignations or been removed effective as of the Closing Date.

     4.   Conditions to Exxcode 's Obligations.

The obligations of Exxcode to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Exxcode:

          4.1  Representations, Warranties and Agreements.

                  (a) The representations and warranties of MicroSignal set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) MicroSignal shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

     5.   Representations and Warranties of Exxcode.

      Exxcode represents and warrants to MicroSignal that, to the knowledge of Exxcode (which limitation shall not apply to Section 5.3), and except as set forth in the Disclosure Letter:

          5.1 Organization of Exxcode; Authorization. Exxcode is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Exxcode and this Agreement constitutes a valid and binding obligation of Exxcode, enforceable against it in accordance with its terms.

          5.2 Conflict as to Exxcode: Neither the execution and delivery of this Agreement nor the performance of MicroSignal's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of Exxcode or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Exxcode.

          5.3 Ownership of Shares. The delivery of certificates to MicroSignal and the payment to Exxcode will result in MicroSignal's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of Exxcode.

          5.4 Title to Properties. Either Exxcode, or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Exxcode or any of its Subsidiaries since the date of the Balance Sheet.

          5.5 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Exxcode, or its Subsidiaries are, in all respects material to the business or financial condition of Exxcode and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.

          5.6 Absence of Certain Changes. Since the date of the Balance Sheet, neither Exxcode nor any of its Subsidiaries has:

               (a) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Exxcode and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

               (b)  made  any  change  or  amendment  in  its   certificate   of
                    incorporation or by-laws, or other governing instruments;

               (c) issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

               (d) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

               (e) prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

               (f) cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

          5.8 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of Exxcode and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.

          5.9 Brokers or Finders. Exxcode has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Shares to MicroSignal.

          5.10 Transactions with Directors and Officers. Exxcode and its Subsidiaries do not engage in business with any Person (other than Exxcode) in which any of Exxcode's directors or officers has a material equity interest. No director or officer of Exxcode owns any property, asset or right which is material to the business of Exxcode and its Subsidiaries, taken as a whole.

     6.   Representations and Warranties of MicroSignal.

MicroSignal represents and warrants to Exxcode as follows:

          6.1 Organization of MicroSignal; Authorization. MicroSignal is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of MicroSignal and this Agreement constitutes a valid and binding obligation of MicroSignal, enforceable against it in accordance with its terms.

          6.2 Brokers or Finders. MicroSignal has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

          6.3 Purchase for Investment. MicroSignal is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

          6.4 Conflict as to MicroSignal. Neither the execution and delivery of this Agreement nor the performance of MicroSignal's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of MicroSignal or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to MicroSignal.

          6.5  MicroSignal  is a publicly  traded  company,  which trades on the
               OTC: Bulletin Board. MicroSignal has properly filed all documentation with all applicable bodies necessary to become and remain a publicly traded company. MicroSignal will assist in completion of overdue SEC filings.

          6.6 There are no pending or threatened legal or regulatory claims, demands or liabilities of any kind or nature against MicroSignal of it assets other than as disclosed.

          6.7 MicroSignal has filed all federal, state and local income or other tax returns as required by law, and has paid all taxes which are due, and has no tax delinquencies of any kind.

          6.8 There are currently 117,645,058 shares issued and outstanding in MicroSignal. The shares, when issued were properly distributed under applicable securities laws, and MicroSignal has taken no action to cause said stock to lose its current trading status. There are no warrants, option agreements or pending subscription agreements whereby MicroSignal is obligated to issue any additional stock to any person.

          6.9 Upon closing, Exxcode's shareholders will receive a controlling interest in and complete management control over MicroSignal by virtue of their stock ownership, and there are no shareholder rights or agreements, or other legal impediments to the transfer of management control of MicroSignal.

     7.   Access and Reporting; Filings With Governmental Authorities.

          7.1 Access. Between the date of this Agreement and the Closing Date, Exxcode shall, and shall cause Exxcode to, (a) give MicroSignal and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Exxcode and its Subsidiaries and to the books and records of Exxcode and its Subsidiaries, (b) permit MicroSignal to make inspections thereof, and (c) cause its officers and its advisors to furnish MicroSignal with such financial and operating data and other information with respect to the business and properties of Exxcode and its Subsidiaries and to discuss with MicroSignal and its authorized representatives the affairs of Exxcode and its Subsidiaries, all as MicroSignal may from time to time reasonably request.

          7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, Exxcode shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, Exxcode except for the acquisition of the Shares by MicroSignal.

          7.3 Publicity. Between the date of this Agreement and the Closing Date, Exxcode and MicroSignal shall, and Exxcode and MicroSignal shall cause MicroSignal to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

          7.4 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) MicroSignal shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained by MicroSignal pursuant to Section 7.1. Following the Closing, Exxcode shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to MicroSignal and its Subsidiaries. This
               Section 7.7 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, MicroSignal shall return to Exxcode, or destroy, all information it shall have received from Exxcode or in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Exxcode and MicroSignal shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Sections 7.1 and 7.6 to comply with the provisions of this Section 7.7.

     8.   Conduct of Exxcode's Business Prior to the Closing.

          8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, Exxcode shall cause Exxcode and its Subsidiaries to conduct their businesses in all material respects in the ordinary course.

          8.2 Business Organization. Between the date of this Agreement and the Closing Date, Exxcode shall use its reasonable efforts, and shall cause Exxcode and each of its Subsidiaries to use its respective reasonable efforts, to (a) preserve substantially intact the business organization of Exxcode and each of its Subsidiaries and keep available the services of the present officers and employees of Exxcode and each of its Subsidiaries, and (b) preserve in all material respects the present business relationships and good will of Exxcode and each of its Subsidiaries.

          8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, neither MicroSignal or Exxcode shall not cause or permit any amendment of the certificate of incorporation or by-laws (or other governing instrument) of Exxcode or any of its Subsidiaries, and shall cause Exxcode and each of its Subsidiaries not to:

               (a) issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

               (b) sell or otherwise dispose of any Equity Securities of Exxcode or any of its Subsidiaries, or create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of Exxcode or any of its Subsidiaries;

               (c) reclassify, split up or otherwise change any of its Equity Securities;

               (d) be party to any merger, consolidation or other business combination;

               (e) sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Exxcode and its Subsidiaries, taken as a whole, except in the ordinary course of business.

     9.   Survival of Representations and Warranties; Indemnification.

          9.1  Survival.   No  representation  or  warranty  contained  in  this
               Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing, except for those contained in Sections 5.1, 5.2, 5.3(only as to Exxcode), 5.10, 6.1, 6.2, 6.3,
               6.4(the "Surviving Representations and Warranties ").

          9.2 Indemnification by Exxcode. Exxcode shall indemnify and hold harmless MicroSignal and MicroSignal and shall reimburse
               MicroSignal and MicroSignal for any loss, liability, damage or expense (including reasonable attorneys fees) (collectively,

               "Damages") arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of Exxcode in this Agreement or (b) any failure by Exxcode to perform or comply with any agreement in this Agreement.

          9.3 Indemnification by MicroSignal. MicroSignal shall indemnify and hold harmless Exxcode, and shall reimburse Exxcode for, any Damages arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of MicroSignal in this Agreement, (b) any failure by MicroSignal to perform or comply with any agreement in this Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply with any agreement required to have been performed or complied with prior to the Closing Date, and
               (c) any payments made by Exxcode after the Closing pursuant to any guaranty by Exxcode of any obligation of MicroSignal or any of its Subsidiaries (other than as contemplated by Section 2.4). MicroSignal shall use its best efforts to obtain Exxcode' release from any such guaranties.

     10.  Termination.

               Termination. This Agreement may be terminated before the Closing occurs only as follows:

               (a)  By written agreement of Exxcode and MicroSignal at any time.

               (b) By Exxcode, by notice to MicroSignal at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

               (c) By MicroSignal, by notice to Exxcode at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

               (d) By MicroSignal or Exxcode, by notice to the other at any time after April 4, 2003.

     10.1 Effect of Termination.

     If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.

     11. Notices.

     All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties).

     If to Exxcode:                          If to MicroSignal:

     Exxcode, Inc.                           MicroSignal Corporation
     3919 Pheasant Drive, #4                 245 Southpointe Blvd., Suite 110
     Carson City, NV 89701                   Canonsburg, Pennsylvania 15317

     12. Miscellaneous.

          12.1 Expenses.  Each party shall bear its own expenses incident to the
               preparation,   negotiation,   execution   and  delivery  of  this
               Agreement and the performance of its obligations hereunder.

          12.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

          12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          12.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.

          12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

          12.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

          12.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other except that MicroSignal may assign its rights (but not its obligations) under this Agreement to its wholly-owned Subsidiary without the consent of Exxcode, provided that, after the Closing, no consent of Exxcode shall be needed in connection with any merger or consolidation of MicroSignal with or into another entity.


                             MicroSignal Corporatio



                             ------------------------------------------
                             By: Matthew McConaghy
                             CEO & President



                             Exxcode, Inc.



                             ---------------------------
                             By: Richard Taulli
                             President